Exhibit (t)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah Pinto, Dara Bazzano, Manan Shah, Aaron Ellias, Christian Lymn, Maureen Montgomery, Lucas Moskowitz, Yingting Zhang, Hom Whe Tan, Robert Kamentsev and Jennifer Cho and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2 of Robinhood Ventures Fund I, any and all amendments thereto, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 23rd day of October, 2026.

Signature	Title

/s/ Sarah Pinto	President and Trustee
Sarah Pinto

/s/ Josh Hunter	Assistant Treasurer, Principal Financial Officer, Principal Accounting Officer
Josh Hunter

/s/ Michael Gallagher	Trustee
Michael Gallagher

/s/ Jill Sommers	Trustee
Jill Sommers

/s/ Meredith Whitney	Trustee
Meredith Whitney

/s/ Shiv Verma	Trustee
Shiv Verma